            ---------------------------------------------------------

                               OPERATING AGREEMENT

                                       OF

                          ALLIED SECURITY HOLDINGS LLC

                              Dated August 2, 2004

            ---------------------------------------------------------

                                TABLE OF CONTENTS

                             ARTICLE I DEFINED TERMS

Section 1.1    Definitions.....................................................2
Section 1.2    Interpretation.................................................11

                          ARTICLE II FORMATION AND TERM

                               ARTICLE III MEMBERS

Section 3.6    Representations, Warranties, Certain Agreements of the Members.14

                              ARTICLE IV MANAGEMENT

                  ARTICLE V CAPITAL STRUCTURE AND CONTRIBUTIONS

                    ARTICLE VI ALLOCATIONS AND DISTRIBUTIONS

Section 6.1    Allocations of Net Profits and Net Losses......................21
Section 6.2    Special Allocations............................................22

                                       i

                         ARTICLE VII REGISTRATION RIGHTS

                         ARTICLE VIII BOOKS AND REPORTS

Section 8.1    Books and Records; Financial Statements........................35
Section 8.2    Reporting Requirements.........................................35

                        ARTICLE IX WITHDRAWAL; TRANSFERS

                           ARTICLE X BERGER PUT OPTION

Section 10.1   Put Option.....................................................39
Section 10.2   Holding's Obligation to Purchase...............................40

                        ARTICLE XI OCM HOLDER PUT OPTION

Section 11.1   Put Option.....................................................40
Section 11.2   Holding's Right to Purchase....................................40

                   ARTICLE XII PUT OPTION UPON SALE OF HOLDCO

Section 12.1   Put Option Upon Sale of Holdco.................................41
Section 12.2   Certain Agreement..............................................42

                                       ii

                            ARTICLE XIII DISSOLUTION

                   ARTICLE XIV EXCULPATION AND INDEMNIFICATION

Section 14.1   Exculpation....................................................44
Section 14.2   Indemnification................................................44

                            ARTICLE XV MISCELLANEOUS

Section 15.11  Certain Actions in connection with an Initial Public Offering..48

Exhibit A - Members, Units Held and Aggregate Unit Percentages
Exhibit B - Book Capital
Exhibit C - Tax Sharing Agreement

                                      iii

                               OPERATING AGREEMENT

         Operating Agreement (this "Agreement") of Allied Security Holdings LLC, a Delaware limited liability company (the "Company"), dated August 2, 2004, by and among SpectaGuard Holding Corporation, a Delaware corporation ("SpectaGuard
Holding") and a wholly-owned subsidiary of Mafco (as defined below), Blackstone
SG Mezzanine Corporation, a Delaware corporation (together with SpectaGuard
Holding, "Holding") and a wholly-owned subsidary of SpectaGuard Holding, Albert
J. Berger, William C. Whitmore, Jr., William A. Torzolini, Bruce A. Gelting,
Christopher E. Dunne, Mark P. Desrosiers, Ronald Rabena, John Redden, Richard L.
Finley and Laura J. Cerar (each such natural person, a "Management Member" and, collectively, the "Management Members"), OCM Specta Holdings, Inc., a Delaware
corporation ("OCM"), Donald G. Drapkin ("DGD"), Howard Gittis ("HG"), Barry F.
Schwartz ("BFS") and Mafco Holdings Inc., a Delaware corporation ("Mafco")
(provided that Mafco is a party to this Agreement solely to the extent expressly set forth in Section 15.15 hereof).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, in connection with the issuance of $180 million aggregate principal amount of 11.375% Senior Subordinated Notes due 2011 (the "Notes"),
the Company was formed as a Delaware limited liability company on July 16, 2004;

         WHEREAS, having consummated the transactions contemplated by the
Capital Contribution Agreement, dated as of the date hereof (the "Capital
Contribution Agreement"), by and among the Company and each Member, the Company is the sole member of SpectaGuard Acquisition LLC, a Delaware limited liability company ("SpectaGuard"), and the former members of SpectaGuard are the Members of the Company (such transactions, the "Holding Company Restructuring");

         WHEREAS, as part of the Holding Company Restructuring and in connection with the issuance of the Notes, the parties hereto intend that this Agreement effectively amend and restate the Second Amended and Restated Operating
Agreement of SpectaGuard, by, among other things, substituting the Company for
SpectaGuard in accordance with the indenture governing the Notes; and

         WHEREAS, the parties hereto desire to operate the Company and to enter into this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINED TERMS

         Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account any amounts which such
         Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Sections
         1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) debit to such Capital Account the items described in
         Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5)
         and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2) (ii)(d) of the Regulations
and shall be interpreted consistently therewith.

         "Affiliate" means, with respect to any specified Person, (i) any other
Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified
Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise. For purposes of this definition, the Company and its Subsidiaries shall not be deemed to be an Affiliate of any Member or of such Member's
Affiliates, and each Member and its Affiliates shall not be deemed to be an
Affiliate of the Company and its Subsidiaries or of any other Member or of any such other Member's Affiliates, in each such case solely by reason of the existence of this Agreement or such Person's ownership of securities in Holding and/or the Company.

         "Aggregate Unit Percentage" of a Member as of a specified date means the percentage determined by dividing (A) the sum of the aggregate number of outstanding Class A Units and Class B Units held by such Member as of such date and the number of vested and outstanding Class C Units held by such Member as of such date by (B) the sum of the aggregate number of outstanding Class A Units and Class B Units as of such date and the aggregate number of vested and outstanding Class C Units as of such date.

         "Auditors" means such independent auditors as may be approved from time to time by the Board.

         "Berger Option Period" shall have the meaning ascribed to such term in
Section 10.1 hereof.

         "Board" shall have the meaning ascribed to such term in Section 4.1(a)
hereof.

         "Book Capital" of a Member means the book capital set forth opposite such Member's name on Exhibit B hereto, plus capital contributions, if any, made by such Member after the date hereof and less distributions made to such Member with respect to such capital pursuant to Section 6.4(a) hereof.

         "Business Day" means a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law to close.

         "Capital Account" shall have the meaning ascribed to such term in
Section 5.6 hereof.

         "Capital Contribution" shall have the meaning ascribed to such term in
Section 5.2 hereof.

         "Cash Available for Distribution" means, with respect to any Fiscal
Year or other period, (i) all cash receipts of the Company, including, but not limited to, amounts previously set aside as reserves which the Board determines no longer to be necessary for such purpose, less (ii) cash payments disbursed for operating expenses, capital expenditures, loan repayments and additions to reserves, but excluding non-cash items such as Depreciation.

         "Certificate of Formation" shall have the meaning ascribed to such term in Section 2.1 hereof.

         "Claims" shall have the meaning ascribed to such term in Section 14.2 hereof.

         "Class A Unit" shall have the meaning ascribed to such term in Section
5.1 hereof.

         "Class B Unit" shall have the meaning ascribed to such term in Section
5.1 hereof.

         "Class C Unit" shall have the meaning ascribed to such term in Section
5.1 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Company Offeror" shall have the meaning ascribed to such term in
Section 7.10(a) hereof.

         "Company Minimum Gain" shall have the meaning ascribed to "partnership minimum gain" in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

         "Confidential Information" shall have the meaning ascribed to such term in Section 15.2(a) hereof.

         "Conversion Transaction" shall have the meaning ascribed to such term in Section 7.10(a) hereof.

         "Covered Person" shall have the meaning ascribed to such term in
Section 14.1 hereof.

         "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset
Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Sections 18-101, et seq., as amended from time to time, except that it shall not include any provision thereof adopted after the date hereof that would only be applicable to the Company absent a provision in this Agreement to the contrary unless such provision is approved by the Board.

         "EBITDA" means, with respect to the Company for any period of time, the sum (without duplication) of (i) the net income of the Company (excluding extraordinary items) and (ii) to the extent such net income has been reduced thereby, (A) all income taxes of the Company paid or accrued for such period,
(B) interest expense of the Company and (C) all depreciation and amortization expenses of the Company, all as determined in accordance with GAAP.

         "Effective Time" means February 19, 2003.

         "Event of Termination" shall have the meaning ascribed to such term in
Section 13.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Fair Market Value" shall mean the fair market value of the Company and its subsidiaries (taken as a whole) as a going concern. The fact that any particular Units represent a minority interest or that the Units are illiquid shall not be taken into account.

         "Fiscal Year" means (i) the twelve month period commencing on January 1 and ending on December 31 or (ii) with respect to the calendar year in which the
Company is dissolved, the period commencing on January 1 and ending upon the date the Company is dissolved.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

         "Gross Asset Value" means, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, except as follows:

                  (i) with the exception of contributions in the form of cash, the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the Board;

                  (ii) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, immediately prior to the following times: (a)
         the acquisition of additional Units or other interests in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for Units or other interests in the Company; and (c) the liquidation of the Company within the meaning of Regulations Section
         1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to subsections (a) and (b) of this subclause (ii) shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interest of the Members in the Company;

                  (iii) the Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the
         Board; and

                  (iv) the Gross Asset Values of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section
         1.704-1(b)(2)(iv)(m) and subclause (iii) of the definition of "Net
         Profits and Net Losses" or Section 6.2(g) of this Agreement; provided, however, that such Gross Asset Values shall not be adjusted pursuant to this subclause (iv) to the extent that the Board determines that an adjustment pursuant to subclause (ii) above is necessary or appropriate in connection with a

         transaction that would otherwise result in an adjustment pursuant to this subclause (iv).

         "Held Unit Purchase Price" shall have the meaning ascribed to such term in Section 12.1(a) hereof.

         "Held Units" shall have the meaning ascribed to such term in Section
12.1(a) hereof.

         "Holdco" means Holding and any legal entity that is a direct or indirect Affiliate of Holding to which Units may be transferred from time to time.

         "Holdco Offer" shall have the meaning ascribed to such term in Section
12.1(a) hereof.

         "Holdco Put Notice" shall have the meaning ascribed to such term in
Section 12.1(a) hereof.

         "Holdco Put Option" shall have the meaning ascribed to such term in
Section 12.1(b) hereof.

         "Holdco Put Period" shall have the meaning ascribed to such term in
Section 12.1(b) hereof.

         "Incorporation Value" shall have the meaning ascribed to such term in
Section 7.10(f) hereof.

         "Indemnified Party" shall have the meaning ascribed to such term in
Section 7.7 hereof.

         "Indemnifying Party" shall have the meaning ascribed to such term in
Section 7.7 hereof.

         "Independent Appraiser" means a nationally recognized investment bank jointly selected by the Board, on the one hand, and the OCM Holders participating in the related put, on the other hand, to determine the Fair
Market Value of the Company pursuant to Section 11.1 hereof. In the event that the Board and such OCM Holders cannot agree on an investment bank to act as the
Independent Appraiser within five Business Days of the end of the applicable OCM
Option Period, then such OCM Holders, collectively, and the Board shall each appoint one nationally recognized investment bank and those two investment banks shall within 10 Business Days appoint a third investment bank to act as the
Independent Appraiser. The Company, on the one hand, and such OCM Holders, on the other hand, shall each pay 50% of the fees, costs and expenses of the
Independent Appraiser. Notwithstanding the foregoing, in the event that such OCM
Holders do not appoint an investment bank within the aforementioned five
Business Day period, then the Board shall, in its sole discretion, select the
Independent Appraiser.

         "Inspectors" shall have the meaning ascribed to such term in Section
7.3(l) hereof.

         "Lien" shall mean any and all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and restrictions of any kind or nature.

         "Liquidation Appraiser" means an independent third party with experience in appraising businesses.

         "Management Rights Agreement" means the Management Rights Agreement, dated as of the date hereof, by and between the Company and an affiliate of OCM.

         "Managers" shall have the meaning ascribed to such term in Section
4.1(b) hereof.

         "Member" means Holding, each Management Member, OCM, DGD, HG, BFS and any Person admitted as a Member in accordance with the provisions of this
Agreement, in each case, in such Person's capacity as a member of the Company.

         "Member Nonrecourse Debt" has the meaning ascribed to "partner nonrecourse debt" in Regulations Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" has the meaning ascribed to "partner nonrecourse deductions" in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

         "Net Profits and Net Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) any income of the Company that is exempt from federal
         income tax and not otherwise taken into account in computing Net
         Profits and Net Losses pursuant hereto shall be taken into account in computing such taxable income or losses as if it were taxable income;

                  (ii) any expenditures of the Company described in Code Section
         705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant hereto shall be taken

         into account in computing such taxable income or losses as if they were deductible items;

                  (iii) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be
         taken into account in determining Capital Accounts as a result of a distribution (other than in liquidation of a Member's interest in the
         Company), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing
         Net Profits or Net Losses;

                  (iv) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subclause (i) or (ii) of the definition of
         Gross Asset Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits and Net Losses;

                  (v) gain or loss resulting from the disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (vi) in lieu of depreciation, amortization or other cost
         recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation for such period;
         and

                  (vii) the amount of items of Company income, gain, deduction and loss available to be specially allocated pursuant to Section 6.2 hereof shall be determined by applying rules analogous to those in subclauses (i) through (vi) above. Notwithstanding any other provision of this definition, Net Profits shall be decreased or Net Losses shall be increased by the amount of items of Company income and gain specially allocated under Section 6.2 hereof and Net Profits shall be increased or Net Losses shall be decreased by the amount of items of
         Company loss and deduction specially allocated under Section 6.2 hereof.

         "1933 Act" shall have the meaning ascribed to such term in Section
3.6(a)(iv) hereof.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.704-2(b)(3).

         "OCM Holders" means OCM and those Persons to whom OCM transfers Units pursuant to Section 9.9 hereof and their respective Permitted Transferees.

         "OCM Observer" means the non-voting observer appointed pursuant to the
Management Rights Agreement.

         "OCM Option Period" means the 60 day period following the date of delivery to OCM Holders of audited financial statements for the Company for the
2007 Fiscal Year, 2008 Fiscal Year, 2009 Fiscal Year and 2010 Fiscal Year.

         "OCM Purchase Price" shall have the meaning ascribed to such term in
Section 11.1 hereof.

         "OCM Shares" means the capital stock of OCM.

         "Participating Member" shall have the meaning ascribed to such term in
Section 7.3 hereof.

         "Permitted Transferee" means: (i) with respect to any Member that is not a natural person (and any Permitted Transferee of such Member to whom Units have previously been conveyed in accordance with the terms of this Agreement),
(A) any of such Member's direct or indirect Affiliates, (B) the Company and (C)
any Member; (ii) with respect to any Member that is a natural person (and any
Permitted Transferee of such Member to whom Units have previously been conveyed in accordance with the terms of this Agreement), (A) any of such Member's direct or indirect Affiliates, (B) the Company, (C) any Member, (D) such Member's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (E) any trust or other legal entity the beneficiary of which is a Member's immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by the Member (an entity shall be deemed to be controlled by a Member if such Member has the power to direct the disposition and voting of the Unit transferred to such trust); (iii) with respect to any
Member (and any Permitted Transferee of such Member to whom Units have previously been conveyed in accordance with the terms of this Agreement), any
Person approved by the Board; (iv) in the case of OCM, a person to whom OCM is permitted to Transfer Units in accordance with Section 9.9 hereof; and (v) in the case of Holding, Bear Stearns Corporate Lending Inc., as administrative agent (the "Agent") for the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, dated as of August
2, 2004, among the Company, Bear Stearns Corporate Lending Inc., as administrative agent, and the other Lenders (as defined in the Credit Agreement)
party thereto, or any Person designated by the Agent as a Permitted Transferee of Holding upon a foreclosure of the Pledged LLC Interests (as defined in the
Pledge Agreement, dated as of August 2, 2004 (the "Pledge Agreement"), made by
Holding in favor of the Agent) by the Agent in accordance with the terms of the
Pledge Agreement; provided that the Agent or such Person agrees to be bound by all of the provisions of this Agreement pursuant to Section 9.2 hereof.

         "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority or any agency or political subdivision thereof.

         "Piggy-Back Registration" shall have the meaning ascribed to such term in Section 7.1 hereof.

         "Preemptive Right" shall have the meaning ascribed to such term in
Section 5.3 hereof.

         "Preemptive Rights Notice" shall have the meaning ascribed to such term in Section 5.3 hereof.

         "Preemptive Rights Offer" shall have the meaning ascribed to such term in Section 5.3 hereof.

         "Purchase Agreement" means that certain Amended and Restated Purchase
Agreement, dated as of December 19, 2003, by and among SpectaGuard and the
Guarantors named therein.

         "Records" shall have the meaning ascribed to such term in Section
7.3(l) hereof.

         "Registrable Securities" means all common stock (or other comparable equity security of a Company Offeror that is not a corporation) of a Company
Offeror that are now owned or hereafter acquired pursuant to this Agreement, including as a result of a Conversion Transaction. For purposes of this
Agreement, a Registrable Security shall cease to be a Registrable Security when
(i) a registration statement covering such security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement or (ii) it has been sold under Rule 144 of the 1933 Act (or any comparable successor provision).

         "Registration Expenses" shall have the meaning ascribed to such term in
Section 7.4 hereof.

         "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Shelf Registration" shall have the meaning ascribed to such term in
Section 7.1 hereof.

         "Subsidiary" of any specified Person means any other Person in which such specified Person holds (directly or indirectly) an amount of such other
Person's equity securities which is sufficient to elect at least a majority of such other Person's board of directors (or comparable governing body); provided, however, that if such

                                       10

equity securities are held indirectly by such specified Person, each Person in the chain between such specified Person and such other Person also has an amount of its equity securities held (directly or indirectly) by such specified Person which is sufficient to elect at least a majority of its board of directors (or comparable governing body).

         "Tax Matters Partner" shall have the meaning ascribed to such term in
Section 4.5 hereof.

         "Tax Sharing Agreement" means the Tax Sharing Agreement attached hereto as Exhibit C.

         "Third Party" means any Person (other than a Person who is a Permitted
Transferee of any Member by way of clause (i) or (ii) of the definition thereof).

         "Transfer" means the voluntary or involuntary sale, assignment, transfer, pledge, grant of a security interest in, hypothecation or other disposition or conveyance of legal or beneficial or economic interest, directly or indirectly, whether in one transaction or in a series of related transactions and whether by operation of law or otherwise; provided, however, that any pledge, grant of security interest in, hypothecation or similar encumbrance permitted by any of HG, DGD, BFS or Holding of any or all of his or its Units
from time to time in connection with a bona fide financing transaction shall not be deemed to be a "Transfer" for purposes of this Agreement.

         "Transferee" means any Permitted Transferee of a Member's Units in the
Company, or part thereof, after consummation of the Transfer of such Units in accordance with the terms of this Agreement.

         "Units" means, collectively, the Class A Units, Class B Units and Class
C Units.

         Section 1.2 Interpretation.

         (a) When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or
"including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

         (b) The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or

                                       11

interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

                               FORMATION AND TERM

         Section 2.1 Formation; Continuation. On July 16, 2004, the Company was
formed as a Delaware limited liability company pursuant to a Certificate of
Formation (the "Certificate of Formation") executed and filed in the Office of the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. Notwithstanding anything to the contrary contained herein, this Agreement shall become effective with respect to any Member at such time as such Member delivers an executed signature page hereto to the Company and the other Members who theretofore have already executed this Agreement. The Company shall be governed by the Delaware Act at all times prior to the time this
Agreement becomes effective as to the first Member to become party hereto (as determined in accordance with the immediately preceding sentence). The Members hereby agree to operate the Company as a limited liability company pursuant to the provisions of the Delaware Act, and all other pertinent laws of the State of
Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The Members agree that the rights and liabilities of the Members shall be as provided in the Delaware Act except as otherwise herein expressly provided.
Each Member is hereby admitted as a member of the Company as of the date of this
Agreement and, by such Member's execution and delivery of this Agreement, agrees to be bound by the Certificate of Formation and the terms and provisions of this
Agreement. The Company and, if required, each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents and shall do or cause to be done all such acts and things
(including keeping books and records and making publications or periodic filings) as may now or hereafter be required for the formation, valid existence and, when appropriate, termination of the Company as a limited liability company under the laws of the State of Delaware.

         Section 2.2 Company Name. The business of the Company shall be conducted under the name of "Allied Security Holdings LLC" in the State of
Delaware and under such name or such assumed names as the Board deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Company may be required to qualify.

         Section 2.3 Term. The existence of the Company commenced on July 16,
2004, and shall continue in full force and effect until terminated as hereinafter provided.

         Section 2.4 Registered Office; Registered Agent. Until such time as the
Board has appointed a different person to act in the State of Delaware as the agent of the Company for service of process, the Company's agent for service of process in the

                                       12

State of Delaware shall be The Prentice-Hall Corporation System, Inc., 2711
Centerville Road, Suite 400, Wilmington, DE 19808.

         Section 2.5 Place of Business. The business address of the Company shall be determined by the Board. The Company may from time to time have such other place or places of business within or without the State of Delaware as the
Board may deem advisable.

         Section 2.6 Purpose; Nature of Business Permitted; Powers. The Company
has been organized for the purpose of (a) providing security services, including guard and electronic security, and toll collection services, directly or through
Subsidiaries or other Persons and (b) engaging in any other business or activity necessary, incidental, proper, advisable or convenient to accomplish the foregoing purpose. The Company shall possess and may exercise all the powers and privileges granted by the Delaware Act or by any other law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

         Section 2.7 Business Transactions of a Member with the Company. In accordance with Section 18-107 of the Delaware Act, a Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a Person who is not a Member.

         Section 2.8 Company Property. No real or other property of the Company shall be deemed to be owned by any Member individually, but shall be owned by and title shall be vested solely in the Company. The interests of the Members in the Company shall constitute personal property.

         Section 2.9 No State Law Partnership. The Members intend that the
Company not be a partnership (including a limited partnership) or joint venture and that no Member or Manager be a partner or joint venturer of any other Member or Manager for any purposes other than applicable tax laws. This Agreement may not be construed to suggest otherwise.

                                   ARTICLE III

                                     MEMBERS

         Section 3.1 Members. The name and address of, and number and type of
Units held by, each Member is set forth on Exhibit A hereto, which shall be amended from time to time by the Board to reflect any changes to such information, including in respect of the admission of new Members.

         Section 3.2 Admission of New Members. Except as may be expressly provided in Article IX hereof, no Person shall be admitted as a Member of the
Company without the approval of the Board.

                                       13

         Section 3.3 No Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no
Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

         Section 3.4 Access to and Confidentiality of Information; Records. Each
Member shall have the right to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company, the documents and other information described in
Section 18-305(a) of the Delaware Act.

         Section 3.5 Power to Bind the Company. No Member (acting in its capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is adopted by the Board.

         Section 3.6 Representations, Warranties, Certain Agreements of the
Members.

         (a) Each Member hereby represents and warrants to the Company and each other Member as follows:

                  (i) With respect to any Member that is not a natural person:
         (i) such Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate (or other legal entity, as the case may be) power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (ii) all requisite corporate (or other legal entity, as the case may be) action necessary for the due authorization, execution, delivery and performance of this Agreement by such Member have been duly taken.

                  (ii) Such Member has duly executed and delivered this
         Agreement. Assuming the due execution and delivery of this Agreement by each party hereto (other than such Member), this Agreement constitutes a valid and binding obligation of such Member enforceable against such
         Member in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws of general application and by the effect of general principles of equity regardless of whether such matter is considered at law or in equity.

                  (iii) Such Member's authorization, execution, delivery and performance of this Agreement does not: (i) conflict with, or result in a breach, default or violation of (A) with respect to any Member that is not a natural person, the certificate or articles of incorporation and by-laws (or comparable organizational documents) of such Member,
         (B) any material contract or agreement to which that Member is a party or is otherwise subject, or (C) any law,

                                       14

         order, judgment, decree, writ, injunction, or arbitration award to which that Member is subject; or (ii) require any consent, approval, or authorization from, or filing or registration with, or notice to, any
         Governmental Authority or other Person, other than those that have already been obtained or made and other than those which if not obtained or made would not, individually or in the aggregate, have a material adverse effect upon such Member.

                  (iv) Such Member is familiar with the proposed business,
         financial condition, properties, operations and prospects of the
         Company; has asked such questions and conducted such due diligence concerning such matters and concerning its acquisition of Units as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction. Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company. Such
         Member understands that owning Units involves various risks, including the restrictions on transferability set forth in this Agreement, the lack of any public market for Units, the risk of owning its Units for an indefinite period of time, and the risk of losing its entire investment in the Company. Such Member is able to bear the economic risk of such investment; is acquiring its Units for investment and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution, or otherwise disposing of all or a portion of its
         Units in a transaction in violation of applicable securities laws; and
         such Member acknowledges that the Units have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any other applicable federal or state securities laws. ---------

         (b) OCM represents and warrants (and OCM agrees) that (i) it does not own (and shall not acquire or own) any assets other than its Units and any proceeds thereof, distributions thereon and other securities and other assets received in connection therewith (other than rights under this Agreement), (ii)
it does not (and shall not) engage in any business or other activity other than acting as a holding company for such Units and other assets and activities incidental thereto, (iii) it neither owns nor is otherwise subject to (and shall not acquire, own, or otherwise be subject to) any indebtedness and (iv) it neither owns nor is otherwise subject to (and shall not acquire, own, or otherwise be subject to) any liabilities or obligations (other than: (x)
liabilities and obligations under this Agreement and the Tax Sharing Agreement;
and (y) liabilities incurred in connection with the ownership of Units which, individually and in the aggregate, are not material). OCM represents and warrants that it was formed on February 12, 2003.

         (c) Holding represents and warrants (and Holding agrees) that (i) it does not own (and shall not acquire or own) any assets other than its Units and any proceeds thereof, distributions thereon and other securities and other assets received in connection therewith (other than rights under this Agreement and rights and assets relating solely to the business of the Company), (ii) it does not (and shall not) engage in any business or other activity other than acting as a holding company for such Units and other assets and activities incidental thereto, and (iii) it neither owns nor is otherwise subject to (and shall not acquire, own, or otherwise be subject to) any liabilities or

                                       15

obligations (other than: (x) liabilities and obligations under this Agreement and the Tax Sharing Agreement; (y) liabilities and obligations entered into solely in connection with the business of the Company); and (z) liabilities incurred in connection with the ownership of Units which, individually and in the aggregate, are not material). SpectaGuard Holding represents and warrants that it was formed on February 23, 2000.

                                   ARTICLE IV

                                   MANAGEMENT

         Section 4.1 Management of the Company.

         (a) The business and affairs of the Company shall be managed by a Board of Managers (the "Board"). Without limiting the generality of the foregoing, the
Board shall have (i) the responsibility for setting Company policy, approving the overall direction of the Company, managing the day-to-day business operations and affairs of the Company and supervising its officers and employees and (ii) the authority to appoint and terminate officers of the Company and retain and terminate employees of the Company and to delegate duties to such persons as well as other service providers, including an individual appointed as a Manager.

         (b) The Board shall consist of six individuals (the "Managers").

         (c) Six Managers shall be designated by Holding. Any Manager designated by Holding may be removed only by Holding, with or without cause. Any vacancy caused by the death, removal or resignation of a Manager designated by Holding shall only be filled by Holding.

         (d) Notwithstanding Section 4.1(c) hereof:

                  (i) until the earlier of (x) Albert J. Berger ceasing to be a
         Member and (y) Mr. Berger ceasing to be employed by Holding, Holding shall designate Mr. Berger as one of the six Managers that may be designated by Holding; and

                  (ii) until the earlier of (x) William C. Whitmore, Jr. ceasing to be a Member and (y) Mr. Whitmore ceasing to be employed by Holding,
         Holding shall designate Mr. Whitmore as one of the six Managers that may be designated by Holding.

         Section 4.2 Meetings of the Board.

         (a) The Board shall meet at such times as may be necessary for the
Company's business on at least two calendar days' prior written notice of the time and place of such meeting given by any Manager to the other Managers and the OCM Observer. Four Managers shall constitute a quorum for the transaction of business by the Board.

                                       16

         (b) Each Manager shall be entitled to one vote upon all matters submitted to the Board. The affirmative vote of four Managers shall constitute approval of an action by the Board.

         (c) The Board shall have the right, power and authority to do or cause to be done any and all acts deemed by the Board to be necessary or appropriate to effectuate the business, purposes and objectives of the Company (including in respect of its subsidiaries).

         (d) Notice of any Board meeting may be waived by any Manager and the
OCM Observer before or after such meeting.

         (e) Meetings of the Board may be conducted in person or by conference telephone facilities. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if members of the Board sufficient to approve the action pursuant to the terms of this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

         Section 4.3 OCM Board Observer Right. OCM shall have the rights set forth in the Management Rights Agreement.

         Section 4.4 Power to Bind Company. No Manager (acting in his capacity as such) shall have any authority to bind the Company with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board.

         Section 4.5 Tax Matters Partner; Tax Elections. Holding (the "Tax
Matters Partner") is hereby designated as the Company's "Tax Matters Partner"
under Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code and the Regulations.
The Tax Matters Partner is specifically directed and authorized to take whatever steps are necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Code and the Regulations.
The Tax Matters Partner shall cause to be prepared and shall sign all tax returns of the Company, make any tax elections for the Company allowed under the
Code, the Regulations or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company and monitor any governmental tax authority in any audit that such authority may conduct of the Company's books and records or other documents; provided, however, notwithstanding the foregoing, no election shall be made by the Company or any Members for the Company to be taxed as a corporation without the consent of all Members other than in connection with a Conversion Transaction. The Tax Matters Partner shall keep the Members and the Board informed of any administrative and judicial proceedings affecting tax matters of the Company. Notwithstanding anything herein to the contrary, the
Tax Matters Partner shall have no authority to settle, terminate or otherwise compromise any material administrative or judicial proceeding affecting tax matters of the Company or the Members without the prior consent of the Board.

                                       17

         Section 4.6 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board herein set forth.

         Section 4.7 Certain Sales. Notwithstanding anything in this Agreement to the contrary, no transaction pursuant to which any party or parties acquire
(i) Units representing a majority in interest (whether by sale of Units or merger or otherwise) or (ii) all or substantially all of the Company's assets, determined on a consolidated basis, shall occur without OCM's approval unless such transaction is structured in such a manner that the shareholders of OCM have the option to sell the OCM Shares to such party (or, at the option of
Holding, to Holding) in lieu of Units (and/or immediately prior to any such asset sale) at the same price as would be applicable to OCM's Units.

                                   ARTICLE V

                       CAPITAL STRUCTURE AND CONTRIBUTIONS

         Section 5.1 Capital Structure.

         (a) The capital structure of the Company shall consist of three classes of interests to be designated, respectively, "Class A Units," "Class B Units"
and "Class C Units." The total number of Units which the Company is authorized to issue shall be 10,000,000. Units which are authorized but unissued under this
Agreement may be issued to such Persons upon such terms and conditions as the
Board may determine and such Persons shall be admitted as Members of the Company provided that they executed a counterpart signature page to this Agreement agreeing to be bound by the terms of this Agreement. It is not necessary that all authorized Units be issued or outstanding or vested.

         (b) The total number of Class A Units that the Company shall have the authority to issue is 9,500,000. Class A Units shall not have any voting, approval or consent rights as to any matter.

         (c) The total number of Class B Units that the Company shall have the authority to issue is 200,000. Class B Units shall not have any voting, approval or consent rights as to any matter.

         (d) The total number of Class C Units that the Company shall have the authority to issue is 300,000. Class C Units shall not have any voting, approval or consent rights as to any matter.

         Section 5.2 Capital Contributions.

         (a) Each Member has contributed, as capital contributions ("Capital
Contributions") to the Company, Class A units, Class B units and Class C units of SpectaGuard pursuant to the Capital Contribution Agreement.

                                       18

         (b) In exchange for the Capital Contributions and for other good and valuable consideration, each Member has received the number of Units set forth opposite the name of such Member on Exhibit A hereto.

         Section 5.3 Preemptive Rights.

         (a) Each Member shall have a right of first refusal (the "Preemptive
Right") to purchase, with respect to the sale by the Company of additional Units or other interests in the Company to any of its officers, Managers, employees,
Members or Affiliates, a number of such additional Units or other interests in the Company as may be necessary in order to permit such Member to maintain its then current Aggregate Unit Percentage. Such right of first refusal will be offered to each Member (such offer, the "Preemptive Rights Offer") pursuant to a written notice from the Company offering such Member the Units or other interests on the same terms and conditions as offered to the other offeree(s)
(such written notice, the "Preemptive Rights Notice"). The Preemptive Rights
Notice will specify the material terms and conditions of the offering, including
(i) the aggregate offering amount and offering price per Unit or other interest,
(ii) the identity of each proposed purchaser in the offering, (iii) the number of Units or other interests proposed to be acquired by each proposed purchaser, and (iv) all written financial information and other disclosures provided by the
Company to any other proposed investor in the offering. Each Member will have 30 days from the date of the Preemptive Rights Notice to notify the Company in writing of its binding acceptance of such Preemptive Rights Offer with respect to all or any portion of the Units or other interests which are offered to such
Member pursuant to the Preemptive Rights Offer.

         (b) In the event that any Member elects to purchase Units or other interests pursuant to this Section 5.3, the closing of the applicable Preemptive
Rights Offer shall be consummated concurrently with the respective issuance of additional Units or other interests to the other investors in such offering.

         (c) In the event that any Member does not accept any Preemptive Rights
Offer within the applicable 30 day period, the Company shall have the right to issue the Units or other interests on terms and conditions not materially more favorable (in the aggregate) to the other offerees than those set forth in the
Preemptive Rights Notice, pursuant to a definitive agreement to be entered into no later than 180 days after such date.

         (d) Notwithstanding anything to the contrary contained herein, no rights shall be granted pursuant to this Section 5.3 to subscribe for Units or other interests to be issued pursuant to an underwritten initial (and any subsequent) public offering of interests (or any securities issued in place thereof).

         (e) Notwithstanding anything to the contrary contained herein, no rights shall be granted pursuant to this Section 5.3 to subscribe for
Performance Units. The Company shall not issue any Performance Units if, immediately following (and after giving effect to) such issuance of Performance
Units, the aggregate number of outstanding Performance Units exceeds 20% of the
Company's then outstanding vested

                                       19

and unvested Units. For purposes of this Agreement, the term "Performance Unit"
means any Unit or other interest to be issued in connection with any compensation or benefit plan, agreement or arrangement in respect of Managers, management, officers or employees of the Company or its subsidiaries or in respect of employees of any other Person, provided that, in any such case, the person awarded such Performance Units devotes a substantial amount of his or her time to the business of the Company or its subsidiaries.

         Section 5.4 No Withdrawal Of Capital Contributions. Except upon a dissolution and liquidation of the Company effected in accordance with Article
XIII hereof, no Member shall have the right to withdraw its capital contributions from the Company.

         Section 5.5 No Other Capital Contributions. Except as provided in
Section 5.2 hereof, no Member shall be obligated to make any cash or non-cash contribution to the Company's capital. Except with the approval of the Board, no
Member shall be permitted to make any cash or non-cash contribution to the
Company's capital.

         Section 5.6 Maintenance of Capital Accounts.

         (a) The Company shall establish and maintain a capital account
("Capital Account") for each Member in accordance with the following provisions:

                  (i) to each Member's Capital Account there shall be credited
         (x) such Member's contributions of cash and the Gross Asset Value of other properties and assets contributed to the Company, (y) such
         Member's distributive share of Net Profits and (z) the amount of any
         Company liabilities assumed by such Member or which are secured by any property distributed to such Member; and

                  (ii) to each Member's Capital Account there shall be debited
         (x) the amount of money and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement,
         (y) such Member's distributive share of Net Losses and (z) the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

         (b) This Section 5.6 and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. Notwithstanding that a particular adjustment is not set forth in this Section 5.6, the Capital Accounts of the Members shall be adjusted as required by, and in accordance with, the Capital Account maintenance rules of
Regulations Section 1.704-1(b).

                                       20

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

         Section 6.1 Allocations of Net Profits and Net Losses.

         (a) Net Profits and Net Losses shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of such Fiscal Year and at such times as the Gross Asset Value of any Company property is adjusted pursuant to Section 1.1. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.

         (b) In General. After the Company makes all allocations required by
Section 6.2 hereof, Net Profits and Net Losses for any Fiscal Year or other period shall be allocated to the Members in proportion to their Aggregate Unit
Percentage; provided, however, that allocations of Net Profit made with respect to Class B Units or Class C Units held by any Member shall not exceed the amount of Cash Available for Distribution distributed or to be distributed to such
Member pursuant to Section 6.4(b) in respect of such Fiscal Year and any excess
Net Profits otherwise allocable in respect of Class B Units or Class C Units shall be allocated to Class A Units.

         (c) Allocations upon Termination. Notwithstanding Section 6.1(b), in the event of a termination of the Company, after the Company makes all allocations required under Section 6.2 hereof, Net Profits and Net Losses for such Fiscal Year or other period shall be allocated to the Members to the extent of and in proportion to the amount required to cause the Capital Account balance of each Member to equal the amount distributable to such Member in accordance with Section 13.2(c)(ii) hereof; provided, however, that, in the event that allocations of Net Profit in such Fiscal Year are insufficient to cause the
Capital Account balance of a Member to equal the amount distributable to such
Member under Section 13.2(c)(ii), such shortfall shall be eliminated or reduced through (i) a reallocation of Net Profits relating to prior Fiscal Years to the extent permitted by law and (ii) a special allocation of items of Company gross income, gain, deduction and loss.

         (d) Limitation on Loss Allocations. The Net Losses allocated pursuant to Section 6.1 hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Member to have an Adjusted Capital Account
Deficit at the end of any Fiscal Year. To the extent some but not all of the
Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 6.1 hereof, such amount of Net Loss
(or items thereof) shall be allocated to the other Members to the extent of and in proportion to their Capital Account balances and, after the Capital Account of each Member has been reduced to zero, to the Members pro rata in accordance with their Aggregate Unit Percentages.

                                       21

         Section 6.2 Special Allocations. The following special allocations shall be made in the following order prior to any allocations pursuant to
Section 6.1 hereof:

         (a) Minimum Gain Chargeback. Except as otherwise provided in
Regulations Section 1.704-2(f) and notwithstanding any other provision of this
Article VI, if there is a net decrease in Company Minimum Gain during any Fiscal
Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections
1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.2(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (b) Member Minimum Gain Chargeback. Except as otherwise provided in
Regulations Section 1.704-2(i)(4) and notwithstanding any other provision of this Article VI, if there is a net decrease in Member Nonrecourse Debt Minimum
Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each
Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse
Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and
1.704-2(j)(2). This Section 6.2(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
1.704-1(b)(2)(ii)(d)(6), items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section
6.2(c) shall be made only if and to the extent that such Member would have an
Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.2(c) were not applicable.

         (d) Gross Income Allocation. In the event any Member has a deficit
Capital Account at the end of any Fiscal Year which is in excess of the sum of
(i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the

                                       22

penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5),
such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.2(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.2(c)
hereof and this Section 6.2(d) were not applicable.

         (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year
shall be allocated in accordance with each Member's Aggregate Unit Percentage.

         (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions
for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such
Member Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i)(2).

         (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section
1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their
Capital Accounts are required to be adjusted pursuant to such Regulation.

         (h) Other Allocation Rules.

                  (i) Generally, all Net Profits and Net Losses shall be
         allocated among the Members as provided in this Article VI. If Members are admitted to the Company on different dates during any Fiscal Year, the Net Profits or Net Losses shall be allocated among the Members for such Fiscal Year in accordance with Code Section 706, using any convention determined by the Board and permitted by law.

                  (ii) The Members are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of income and loss for income tax purposes.

         (i) Tax Allocations: Code Section 704(c). In accordance with Code
Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. Allocations pursuant to this Section 6.2(i) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be

                                       23

taken into account in computing, any Member's Capital Account or share of Net
Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 6.3 No Right to Distributions. No Member shall have the right to demand or receive distributions of any amount, except as expressly provided in this Article VI.

         Section 6.4 Distributions. The Board shall meet at least annually to determine the amount of Cash Available for Distribution. If the Board determines that the Company has Cash Available for Distribution, then the Board may determine (in its sole discretion) to distribute part or all of such cash to the
Members in the following order and priority:

         (a) first, among the (A) Class A Units, (B) Class B Units and (C)
vested Class C Units, in proportion to and to the extent of the aggregate Book
Capital attributable to each class of Units (excluding any Book Capital attributable to unvested Class C Units), and the amount distributed to each class of Units pursuant to this Section 6.4(a) shall be distributed to each
Member within such class of Units in proportion to and to the extent of the Book
Capital of such Member with respect to such class (excluding any Book Capital attributable to unvested Class C Units), until all Book Capital has been returned; and

         (b) the balance, if any, to the Members in proportion to each Member's
Aggregate Unit Percentage.

Notwithstanding the foregoing and except in the case of an Event of Termination, the Board shall make special distributions (the "Tax Distributions") to the
Members to enable each Member to satisfy its tax liability arising in connection with its ownership interest in the Company (other than arising in connection with its disposition of any interest in the Company), which, in the case of
Holding, shall include Holding's obligation to Mafco under the Tax Sharing
Agreement (the "Member Tax Liability") as set forth herein. Tax Distributions shall be made to the Members, at such times as is necessary to enable each
Member to satisfy its Member Tax Liability (but in no event less frequently than quarterly), pari passu to the extent of and in proportion to the excess of (i)
the Member's Member Tax Liability over (ii) distributions made to such Member under Section 6.4(b), for the relevant period. Any Tax Distributions shall be credited against and shall offset future distributions pursuant to Section
6.4(b).

         Section 6.5 Withholding. The Company is hereby authorized and directed to withhold from any distribution made to a Member the amount of taxes required to be withheld or paid by the Company with respect any allocations or distributions to such Member as levied by any federal, state, local or foreign taxing authority. Any amount so withheld shall be treated as a distribution under Section 6.4 hereof and shall reduce the amount otherwise distributable to such Member hereunder. In the event that distributions under Section 6.4 hereof are insufficient to cover the amount of taxes required to be withheld or paid by the Company pursuant to this Section 6.5, the

                                       24

Member to which such taxes relate shall be obligated to indemnify the Company for such taxes in excess of distributions.

         Section 6.6 Restrictions on Distributions. The foregoing provisions of this Article VI to the contrary notwithstanding, no distribution shall be made if, and for so long as, such distribution would violate any law, rule, regulation, order or directive of any Governmental Authority then applicable to the Company.

                                  ARTICLE VII

                               REGISTRATION RIGHTS

         Section 7.1 Registration Rights. If the Company Offeror proposes to (i)
file a registration statement under the 1933 Act with respect to an underwritten public offering by the Company Offeror for its own account or for the account of any of its respective security holders of any class of equity security (other than a registration statement (1) on Form S-4 or S-8 (or any substitute or comparable successor form that may be adopted by the SEC), (2) filed in connection with an exchange offer or offering of securities solely to the
Company Offeror's existing security holders or (3) filed to make effective a registration statement for an offering of capital securities on a continuous or delayed basis in the future pursuant to Rule 415(a)(1)(x) under the 1933 Act or any successor provisions (a "Shelf Registration")) or (ii) offer any capital securities for sale pursuant to an effective Shelf Registration, then the
Company Offeror shall give written notice of such proposed filing or offer to the Members (or the holders of interests in the Company Offeror) as soon as practicable (but in no event less than ten days before the anticipated filing or offer date), and such notice shall offer to the Members the opportunity to register such number of Registrable Securities as each such holder may request
(a "Piggy-Back Registration"). The Company Offeror shall use its reasonable best efforts to cause the managing underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back
Registration to be included in such offering on the same terms and conditions as any similar securities of the Company Offeror included therein.

         Section 7.2 Reduction of Offering. Notwithstanding anything contained in this Agreement to the contrary, if the managing underwriter(s) of an offering described in Section 7.1 hereof advises the Company Offeror in writing that the success of the offering would be materially and adversely affected by inclusion of all the Registrable Securities requested to be included in such registration because of the size of such offering, then the amount of securities to be offered for the accounts of the Participating Members shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) and the
Company Offeror will include in the registration the maximum number of securities which it is so advised can be sold without such material and adverse effect, allocated, on a pro rata basis (based upon the number of Registrable
Securities owned) within each following order of priority, as follows:

                                       25

                  (a) FIRST, any securities proposed to be registered by the
         Company Offeror for its own account;

                  (b) SECOND, any securities proposed to be registered for the account of Participating Members in a Piggy-Back Registration as
         contemplated by Section 7.1 hereof; and

         (c) THIRD, any securities proposed to be registered for the account of other holder(s) pursuant to a registration rights agreement entered into between such other holder(s) who are exercising "piggy-back" registration rights and the
Company Offeror.

         Section 7.3 Filings, Information. In the event that any Member (or the holders of interests in a Company Offeror) requests that any Registrable
Securities be registered pursuant to Section 7.1 hereof (each, a "Participating
Member"), the Company Offeror will use its reasonable best efforts to effect the registration and facilitate the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and in connection with any such request:

         (a) in the event that the Company Offeror files a registration statement for the sale of Registrable Securities with the SEC, the Company
Offeror will: (i) use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (90 days in the case of a fully underwritten offering other than pursuant to Rule 415 under the 1933 Act); and (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities proposed to be registered in such registration statement so long as such registration statement is required to remain effective in accordance with preceding clause (i).

         (b) the Company Offeror will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish and allow a reasonable time for review and comment to the Participating
Members and each underwriter of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to the Participating Members and each underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Participating Members or the underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the
Participating Members;

         (c) after the filing of the registration statement, the Company Offeror will promptly notify the Participating Members of any stop order issued or threatened by

                                       26

the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (d) the Company Offeror will use its reasonable best efforts to (i)
register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Participating
Members reasonably (in light of the intended plan of distribution) requests and
(ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Participating
Members to consummate the disposition of the Registrable Securities owned by the
Participating Members; provided, however, that the Company Offeror will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B)
subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction or (D) consent to any restrictions on the conduct of its business or any restrictions on payments to any stockholders or members, as applicable, of the Company Offeror; provided further, however, that the Participating Members will not be required to take any action pursuant to this paragraph (d);

         (e) the Company Offeror will: (i) promptly notify the Participating
Members, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii)
promptly prepare, file and furnish to the Participating Members a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable
Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

         (f) the Company Offeror will notify the Participating Members, promptly after it shall receive notice thereof, of the date and time such registration statement and any post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement
(including any documents incorporated by reference) has been filed;

         (g) the Company Offeror will provide a transfer agent and registrar for such Registrable Securities and a CUSIP number for all such Registrable
Securities, in each case not later than the effective date of such registration;

         (h) the Company Offeror will notify the Participating Members promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                                       27

         (i) the Company Offeror will advise the Participating Members, promptly after it shall receive notice thereof, of the issuance of any stop order by the
SEC or a state securities authority suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order shall be issued;

         (j) cooperate with the Participating Members to facilitate timely preparation and delivery of certificates representing Registrable Securities to be sold;

         (k) the Company Offeror and the Participating Members will enter into customary agreements (including an underwriting agreement in usual and customary form containing usual and customary representations and warranties (which, in the case of the Participating Members, shall only concern matters as to itself and its ownership of shares), covenants, opinions, certificates, cross-indemnification and contribution provisions) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; provided that in no event shall OCM be required to become a party to any such agreement which is more onerous than that of any other Member;

         (l) the Company Offeror will make available for inspection by the
Participating Members, any underwriter participating in any disposition pursuant to such registration statement and by any attorney, accountant or other professional retained by the Participating Members or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company Offeror (collectively, the "Records") as shall be reasonably necessary to conduct due diligence, and cause the Company
Offeror's officers, directors, managers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. The Participating Members shall cause such Records which the Company
Offeror designates as confidential and which the Company Offeror notifies the
Inspectors are confidential to be kept confidential by the Inspectors and not used for any purpose other than such registration of Registrable Securities, and the Participating Members shall cause the Inspectors not to disclose the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Information obtained by the Participating Members and the Inspectors hereunder as a result of such inspections shall be deemed confidential and shall be kept confidential by the Participating Members and may not be used by the Participating Members for any purpose other than such registration of Registrable Securities. The Participating Members will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company Offeror and allow the Company Offeror, at its expense, to undertake appropriate action to prevent disclosure of the
Records designated as confidential;

         (m) the Company Offeror will furnish to the Participating Members and to each underwriter, a signed counterpart, addressed to the Participating
Members or the underwriter, on the date or dates reasonably requested by the
Participating Member,

                                       28

of (i) an opinion or opinions, dated of such date, of counsel representing the
Company Offeror for the purposes of such registration, and (ii) a comfort letter or comfort letters, dated of such date, from the Company Offeror's independent certified public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Participating Members or the managing underwriter reasonably requests;

         (n) the Company Offeror will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933
Act;

         (o) the Company Offeror will use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company Offeror are then listed;

         (p) each Participating Member will promptly furnish in writing to the
Company Offeror such information regarding the distribution of the Registrable
Securities as the Company Offeror may from time to time reasonably request and such other information as may be legally required in connection with such registration; and

         (q) upon receipt of any notice from the Company Offeror of the happening of any event of the kind described in Section 7.3(e) hereof, each
Participating Member will forthwith discontinue disposition of Registrable
Securities pursuant to the registration statement covering such Registrable
Securities until such Participating Member's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(e) hereof, and, if so directed by the Company Offeror, each Participating Member will deliver to the Company Offeror all copies, other than permanent file copies, then in such
Participating Member's possession, of the most recent prospectus covering such
Registrable Securities at the time of receipt of such notice. In the event the
Company Offeror shall give such notice, the Company Offeror shall extend the period during which such registration statement shall be maintained effective
(including the period referred to in Section 7.3(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 7.3(e) hereof to the date when the Company Offeror shall make available to the Participating Members a prospectus supplemented or amended to conform with the requirements of Section 7.3(e) hereof.

         Section 7.4 Registration Expenses. In connection with any registration statement filed hereunder, the Company Offeror shall pay the following registration expenses incurred in connection with the registration hereunder
(the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv)
internal expenses (including all salaries and expenses of its officers and

                                       29

employees performing legal or accounting duties); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities; and (vi)
reasonable fees and disbursements of counsel for the Company Offeror and one counsel retained (collectively) by the Participating Members (the identity of such counsel shall be subject to the approval of the Company Offeror, not to be unreasonably withheld), and customary fees and expenses for independent certified public accountants retained by the Company Offeror (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 7.3(m) hereof). Notwithstanding anything to the contrary contained herein, the Company Offeror shall have no obligation to pay any underwriting discounts or transfer fees attributable to the sale of
Registrable Securities. Each Participating Member's transfer fees and underwriting discounts shall be paid promptly by such Participating Member.

         Section 7.5 Indemnification by the Company Offeror. The Company Offeror
will indemnify and hold harmless each Participating Member, its officers, directors and agents, and each person, if any, who controls each Participating
Member within the meaning of Section 15 of the 1933 Act or Section 20 of the
Exchange Act from and against any and all losses, claims, damages, liabilities
(joint or several), obligations and expenses (including reasonable costs of investigation and attorneys fees or actions in respect thereof) (including any of the foregoing incurred in settlement of any litigation commenced or threatened) that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement relating to the Registrable Securities, including any preliminary prospectus or final prospectus contained therein, offering circular or other document or in any amendment or supplement thereto, incident to any such registration, qualification or compliance, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) any violation or alleged violation by the Company Offeror in connection with such Registrable Securities of the
Securities Act, the Exchange Act, or any federal or state securities law or common law or any rule or regulation promulgated under the Securities Act, the
Exchange Act or any federal or state securities law in each case; and the
Company Offeror will pay to such Participating Members and their respective officers, directors, agents and controlling persons, as incurred, any legal or other expenses incurred by them in connection with investing, preparing or defending any such loss, claim, damage, liability or action; provided, however, insofar as such losses, claims, damages, liabilities, obligations or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company Offeror by such Participating Member or on such Participating Member's behalf for the use therein; provided further, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable
Securities concerned to such person if it is determined that it was the responsibility of

                                       30

such Participating Member to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company
Offeror also will indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Participating
Members provided in this Section 7.5.

         Section 7.6 Indemnification by Participating Members. Each
Participating Member will indemnify and hold harmless the Company Offeror, its officers, directors and agents and each Person, if any, who controls the Company
Offeror within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company
Offeror to Participating Members, but only with respect to information furnished in writing by such Participating Member or on such Participating Member's behalf expressly for use in any registration statement or prospectus relating to the
Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; and provided, that the liability of such Participating
Member under the foregoing indemnity shall be limited to an amount equal to the public offering price of the Registrable Securities sold by such Participating
Member, less the applicable underwriting discounts and commissions. Each
Participating Member also will indemnify and hold harmless underwriters of the
Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company Offeror provided in this Section 7.6.

         Section 7.7 Conduct of Indemnification Proceeding. If any action or proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to
Section 7.5 or 7.6 hereof, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (an "Indemnifying
Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified
Party, and shall assume the payment of all expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying
Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action or proceeding
(including any with pleaded parties) include both such Indemnified Party and the
Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the
Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action

                                       31

or proceeding effected without its written consent, but if settled with its written consent (which consent shall not be unreasonably withheld) or if there be a final judgment for the plaintiff in any such action or proceeding, the
Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         Section 7.8 Contribution.

         (a) If the indemnification provided for in this Article VII is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein but otherwise applicable in accordance with its terms, then each such Indemnifying Party, in lieu of indemnifying such
Indemnified Party, shall contribute to the amount paid or payable by such
Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company Offeror, on the one hand, and a Participating Member, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company Offeror and of such Participating Member in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company Offeror, on the one hand, and of a Participating
Member, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) The Company Offeror and each Participating Member agree that it would not be just and equitable if contribution pursuant to this Section 7.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 7.8(a)
hereof. The amount paid or payable by an Indemnified Party as a result of the losses, claim, damages or liabilities referred to in Section 7.8(a) hereof shall be deemed to include, subject to the limitation set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Participating Member shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Participating Member were offered to the public exceeds the amount of any damages which such Participating

                                       32

Member has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (c) Notwithstanding anything to the contrary contained in this Section
7.8, no Participating Member shall be obligated to contribute an amount in excess of the offering price of such Participating Member's Registrable
Securities less any underwriting discounts.

         Section 7.9 "Market Stand-Off" Agreement.

         (a) Each Member hereby agrees that for seven days prior to and up to
180 days following the effective date of the first registration statement of the
Company Offeror covering Registrable Securities filed on Form S-1 under the 1933
Act, such Member shall not, to the extent requested by the Company Offeror or the underwriter, directly or indirectly sell, offer to sell, contract to sell
(including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company Offeror held by it at any time during such period except Registrable Securities included in such registration.

         (b) Each Member hereby agrees that for seven days prior to and up to 90 days following the effective date of any registration statement (other than the first) of the Company Offeror covering Registrable Securities filed on Form S-1 or Form S-3 under the 1933 Act, such Member shall not, to the extent requested by the Company Offeror or the underwriter, directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company Offeror held by it at any time during such period except Registrable Securities included in such registration statement; provided, however, that, subject to the approval of the underwriter
(which may be withheld in its sole discretion), each Member may effect sales of
Company Offeror securities pursuant to Rule 144 of the Securities Act.

         (c) In order to enforce the foregoing covenants in this Section 7.9, the Company Offeror may impose stop-transfer instructions with respect to the
Registrable Securities of each Member until the end of such period.

         Section 7.10 Public Offering Mechanics

         Notwithstanding anything to the contrary in this Agreement, including without limitation Article VII:

         (a) In the event the Board determines to commence an initial public offering or otherwise determines that the business activities of the Company should be conducted by a corporation, it shall in consultation with OCM reorganize the Company into OCM or, with OCM's consent, into Holding or another
Delaware corporation (any such surviving or successor corporation is hereinafter referred to as "Company Offeror") in such manner as the Company and OCM deem appropriate, efficient (including in terms

                                       33

of tax treatment) and in the best interests of the Members, subject to the requirements of this Section 7.10 (such reorganization, including by way of merger, recapitalization, asset and liability transfer, or equity exchange, the
"Conversion Transaction").

         (b) In the event that the Company is reorganized into OCM, subject to the following sentence, OCM shall cause any and all of its obligations and liabilities to be extinguished and discharged. OCM and its equityholders may effect alternate arrangements whereby such obligations and liabilities of OCM become the obligations and liabilities of the equityholders of OCM, provided that, in such case, any such arrangements shall be subject to approval (which may be withheld in their sole discretion) by the underwriters involved in such initial public offering and by the Board.

         (c) Notwithstanding the foregoing, Holding shall have the right to verify the accuracy of (and OCM's compliance with) Section 3.6(b) hereof and
OCM's compliance with Section 7.10(b) hereof. OCM shall cooperate with Holding in connection therewith.

         (d) In the event that OCM has not complied with Section 7.10(b) or
Section 7.10(c) in any respect, then the Company may effect the Conversion
Transaction in such manner that the Board deems appropriate, efficient
(including in terms of tax treatment) and in the best interests of the Members, subject to the requirements of this Section 7.10.

         (e) This Agreement shall, upon consummation of the Conversion
Transaction, be replaced by an agreement (or agreements) executed by the Company
Offeror and the Members containing terms and conditions substantially similar to those set forth herein. The certificate of incorporation and by-laws of the
Company Offeror shall be in such form as is approved by the Board, provided that they not conflict with the terms and conditions of the replacement agreement (or agreements) described in the preceding sentence.

         (f) Prior to consummating the Conversion Transaction, the Board shall obtain a valuation of the Company (the "Incorporation Value"). The Incorporation
Value shall be determined in good faith by the Board. As a result of the
Conversion Transaction, the Units of the Company shall be transformed (by exchange, agreement, operation of law or otherwise) into voting common stock of the Company Offeror prior to the consummation of the initial public offering so that each Member's Units shall be transformed into a number of shares of Company
Offeror common stock equal to (i) the Incorporation Value multiplied by the
Aggregate Unit Percentage represented by such Units, divided by (ii) the quotient obtained by dividing (1) the Incorporation Value by (2) the number of shares of Company Offeror common stock to be issued and outstanding on a fully diluted basis immediately after the consummation of the Conversion Transaction.

         (g) Fractional shares of Company Offeror common stock issuable pursuant to the Conversion Transaction shall be rounded or cashed out in an equitable manner, as determined by the Board; provided that the Board shall use its good faith efforts to minimize fractional shares.

                                       34

         Section 7.11 Survival. The obligations of the Company Offeror and the
Participating Members under this Article VII shall survive until the first anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes.

                                  ARTICLE VIII

                                BOOKS AND REPORTS

         Section 8.1 Books and Records; Financial Statements.

         (a) At all times during the existence of the Company, the Company shall maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company's business in accordance with GAAP consistently applied. Such books of account, together with a certified copy of this Agreement and of the Certificate of Formation, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member or its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by the Auditors.
Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times for any purpose related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds.

         (b) Each Member shall provide to the Board upon request tax basis information about contributed assets and other tax information reasonably requested by the Board.

         (c) For so long as an OCM Holder is a Member, such OCM Holder shall be entitled to such financial and other information from the Company as is provided under Section 5.32 of the Purchase Agreement (except that for purposes of this
Agreement, such provision shall be read to substitute the Company in the place of SpectaGuard) assuming that such agreement was in effect and such OCM Holder was a holder of subordinated notes sold thereunder.

         Section 8.2 Reporting Requirements. The Company shall use its best efforts to furnish or cause to be furnished to each Member a copy of Schedule
K-1 of Federal Form 1065 reporting such Member's allocable share of net profits, net losses and other items of income, gain, deductions or loss for such Fiscal
Year and any comparable state, local or foreign form and such additional information as the Member may reasonably require for tax purposes within 90 days after the end of such Fiscal Year.

                                       35

                                   ARTICLE IX

                              WITHDRAWAL; TRANSFERS

         Section 9.1 No Right to Withdraw. No Member shall have the right to resign or withdraw from the Company except as a result of a Transfer made in accordance with this Article IX, Article X, Article XI or Article XII hereof or upon dissolution of the Company in accordance with Article XIII hereof. If any
Member withdraws from the Company or resigns as a Member in breach of this provision, such withdrawal or resignation shall be of no force or effect.

         Section 9.2 Restriction on Transfers. Other than as expressly provided pursuant to this Article IX, Article X, Article XI and Article XII hereof, no
Member shall have the right to Transfer all or any part of its Units, other than to a Permitted Transferee of such Member that agrees to be bound by all of the provisions of this Agreement pursuant to an agreement acceptable in form to the
Board; provided, however, that no such assignment and assumption shall relieve any Member from its obligations hereunder (unless a resolution expressly stating such is adopted by the Board). All Transfers in violation of this Section 9.2 are null and void. Each Member shall notify the Company promptly following any
Transfer of Units.

         Section 9.3 Ratification. Each Person that becomes a Member after the date hereof, by becoming a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date such Person became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to such date and which are in force and effect on such date.

         Section 9.4 Effect of Transfers. Each Transfer of all or a part of a
Unit to a Transferee shall entitle such Transferee to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar item to which the transferor was entitled, but only to the extent of the transferred Unit. Such
Transfer shall not give a Transferee the right to participate in the management of the Company through voting or otherwise or any other rights exercisable by a
Member unless such rights have been expressly assigned to such Transferee and such assignment has been approved by the Board.

         Section 9.5 Recognition of Transfer by Company. No Transfer of a Unit,
or any part thereof, that is in violation of this Article IX, Article X, Article
XI or Article XII shall be valid or effective, and neither the Company nor the
Members shall recognize the same for the purpose of making distributions pursuant to Article VI hereof with respect to such Unit or part thereof. Neither the Company nor the non-transferring Members shall incur any liability as a result of refusing to make any such distributions to the Transferee of any such invalid Transfer.

                                       36

         Section 9.6 Effective Date of Transfer. Any valid Transfer of a Unit, or part thereof, shall be effective as of the close of business on the day upon which such Transfer occurs or, if such Transfer does not occur on a Business
Day, upon the close of business of the next succeeding Business Day. The Company shall, from the effective date of such Transfer, thereafter pay all further distributions on account of the Unit (or part thereof) so transferred, to the
Transferee of such Unit, or part thereof. As between any Member and its
Transferee, Net Profits and Net Losses for the Fiscal Year of the Company in
which such Transfer occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the Board.

         Section 9.7 Additional Transfer Provisions. In the case of any Transfer under this Article IX, Article X, Article XI or Article XII:

         (a) The Transferee shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such Transfer.

         (b) No such Transfer of a Unit shall be made except upon terms which would not, in the opinion of counsel to the Company, result in a violation of the 1933 Act or any "blue sky" laws or other securities laws of any state of the
United States applicable to the Company or the Unit to be Transferred.

         (c) Notwithstanding any other provision of this Article IX, Article X,
Article XI or Article XII no Transfer of a Unit will be permitted (i) unless and until any and all necessary regulatory approvals and third party approvals have been obtained, including, without limitation, expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended, (ii) if such Transfer would cause the Company to become subject to any statute, rule, regulation, order or injunction that would impose limitations or restrictions on the ability of the Company to conduct its business or (iii)
if such Transfer would cause the Company to be taxable as a corporation for federal income tax purposes.

         Section 9.8 Tag-Along Rights.

         (a) Provided that the Company Offeror has not previously consummated an initial public offering, in the event that Holding proposes to effect a sale of
(whether directly as a sale of Units or indirectly through a merger, consolidation, reorganization, business combination or comparable transaction involving the Company) all or a part of its outstanding Units to a Third Party
(a "Tag-Along Offer"), Holding shall cause the Third Party's offer to be reduced to writing (which writing shall include an offer to purchase Units from the other Members according to the terms and conditions of this Section 9.8) and the
Third Party shall send written notice of the Third Party's offer (the "Tag-Along
Notice") to the other Members not later than the 20th Business Day prior to the date of the consummation of the sale contemplated by the Tag-Along Offer. The
Tag-Along Notice shall also set forth the consideration per Unit to be paid by the Third Party and the other material terms and conditions of the Tag-Along
Offer.

                                       37

Notwithstanding anything to the contrary contained herein, in the event that
Holding or any of its Affiliates sells Units to a Third Party with the primary purpose of making such Third Party a Member such that subsequent sales to such
Third Party would not be subject to this Section 9.8, then, solely for purposes of this Section 9.8, such sale shall not result in such Third Party becoming a
Member.

         (b) The purchase of Units by a Third Party from the Members pursuant to this Section 9.8 shall be on the same terms and conditions, including the per
Unit price and date of sale, as applicable to Holding and stated in the
Tag-Along Notice.

         (c) At any time within ten Business Days after receipt of a Tag-Along
Notice by a Member, a Member may accept the offer included in the Tag-Along
Notice for up to such number of Units as is determined in accordance with the provisions of Section 9.8(d) below by furnishing written notice of such acceptance and delivering to Holding the certificates representing the Units to be sold pursuant to the Tag-Along Offer, together with a limited power-of-attorney authorizing Holding to sell such Member's Units.

         (d) If a Member elects to sell Units pursuant to a Tag-Along Offer, a
Member shall have the right to sell up to that number of vested and outstanding
Units equal to the product of (A) the number of Units proposed to be acquired by the Third Party and (B) such Member's Aggregate Unit Percentage. In determining whether Units are vested for purposes of the calculation in the preceding sentence, the sale which is the subject of this Section 9.8 shall be deemed to have been consummated.

         (e) If, within 90 days following the receipt of the Tag-Along Notice by the other Members, Holding has not completed the sale of Units in accordance with the terms of the Tag-Along Notice, Holding must again comply with the terms of this Section 9.8.

         (f) If within five Business Days after the receipt of the Tag-Along
Notice by a Member, such Member has not accepted the offer contained in therein, such Member shall be deemed to have waived any and all rights under this Section
9.8 with respect to the sale of Units described in the Tag-Along Notice.

         (g) Notwithstanding the foregoing, in lieu of OCM's right to participate in any such Tag-Along Offer, at the option of OCM, OCM shall have the right to require the purchaser to purchase OCM Shares from its holders. In the event that OCM exercises this right, the number of OCM Shares to be acquired by the purchaser shall bear the same proportion to the aggregate outstanding OCM
Shares as the number of Units that would otherwise have been sold by OCM pursuant to subsection (d) bears to the total number of Units held by OCM. The price to be paid by purchaser for such OCM Shares shall be the same as the price that would have been paid for the corresponding Units pursuant to subsection
(b). Without limiting the foregoing, if OCM elects to exercise its rights under this paragraph (g) then, at the option of Holding, Holding may purchase the OCM
Shares at the price that would have been paid by purchaser for such OCM Shares as determined pursuant to this paragraph (g).

                                       38

         Section 9.9 Transfer by OCM(a) . OCM shall have the right to Transfer all or a portion of its Units to up to 5 Persons who are not Permitted
Transferees of OCM (pursuant to clauses (i) and (ii) of the definition of
"Permitted Transferee") in accordance with the terms of this Agreement. OCM shall notify the Company in writing promptly following any such Transfer and such transferee shall thereafter become a "Member" subject to the terms and conditions of this Agreement.

                                    ARTICLE X

                                BERGER PUT OPTION

         Section 10.1 Put Option. (a) Provided that the Company Offeror has not previously consummated an initial public offering, beginning on the third anniversary of the date upon which the Effective Time occurs and ending 90 days thereafter (the "Berger Option Period"), Albert J. Berger shall have the right to cause the Company to purchase all (but not less than all) of his then outstanding Class B Units. To exercise such right, Mr. Berger must notify the
Company in writing prior to the end of the Berger Option Period that he wishes to sell all (but not less than all) of his Class B Units to the Company. In the event that Mr. Berger delivers to the Company the notice specified in the immediately preceding sentence within the Berger Option Period, the Company shall effect such purchase no earlier than 10 and no later than 60 days following the expiration of the Berger Option Period. The purchase price for all of Mr. Berger's then outstanding Class B Units shall be an amount equal to the
"Berger Price" calculated as follows:

Berger Price = ( ( 7.9925 x 2005 EBITDA) - Debt Amount ) x BAUP, where:

"2005 EBITDA" equals the EBITDA of the Company and its wholly-owned subsidiaries for the 2005 Fiscal Year;

"Debt Amount" equals the sum of (i) the aggregate amount of Indebtedness of the
Company and its wholly-owned subsidiaries and all accrued but unpaid interest thereon and (ii) the aggregate "liquidation preference" of all preferred shares of the Company and its subsidiaries and all accumulated but unpaid dividends thereon (for the avoidance of doubt, "preferred shares" shall not include the
Class A Units);

"BAUP" equals the percentage determined by dividing (A) the number of outstanding Class B Units held by Mr. Berger by (B) the sum of the aggregate number of outstanding vested Class A Units, Class B Units, Class C Units and any other Units held by Members; and

"Indebtedness" means all indebtedness that matures more than one year from the date of its creation.

         (b) If (x) the Berger Option Period shall have expired and Mr. Berger shall not have delivered to the Company the notice specified in this Section
10.1 or (y) at the scheduled closing of the sale of the Units to the Company pursuant to this Section 10.1, Mr. Berger fails to consummate the sale, then the right granted to Mr. Berger pursuant to this Section 10.1 shall expire and become null and void.

                                       39

         Section 10.2 Holding's Obligation to Purchase. Holding shall be jointly and severally liable with the Company with respect to the Company's obligation to pay the purchase price under Section 10.1.

                                   ARTICLE XI

                              OCM HOLDER PUT OPTION

         Section 11.1 Put Option. Provided that the Company Offeror has not previously consummated an initial public offering, during any OCM Option Period,
OCM Holders holding Units which (collectively) constitute an Aggregate Unit
Percentage of at least one percent shall have the right to cause the Company to purchase all (but not less than all) of the Units held by such OCM Holders;
provided, however, that, notwithstanding anything to the contrary in this
Article XI, the rights contained in this Section 11.1 may only be exercised in three Fiscal Years (regardless of the number of OCM Holders that participate in any such Fiscal Year); provided further, that OCM Holders may not exercise the rights contained in this Section 11.1 more than once in any Fiscal Year
(regardless of the number of OCM Holders that participate in such Fiscal Year).
To exercise such right, an OCM Holder must notify the Company in writing during an OCM Option Period that it wishes to sell all (but not less than all) of its
Units to the Company; and, upon receipt of such a notice, the Company shall notify the other OCM Holders that an OCM Holder has exercised its rights under this Section 11.1. In the event that an OCM Holder delivers to the Company the notice specified in the immediately preceding sentence within the OCM Option
Period, the Company shall (i) engage the Independent Appraiser to prepare a written report setting forth the Fair Market Value of the Company and its subsidiaries (taken as a whole) and (ii) no earlier than 10 and no later than 60 days following the preparation of the written report specified in the immediately preceding subclause, effect such purchase. The Independent Appraiser shall be instructed to deliver its report as to Fair Market Value within 20
Business Days of its engagement. The purchase price for each participating OCM
Holder's Units shall be the amount such OCM Holder would receive under Section
13.2(c)(ii) and 6.4 hereof if the Company were liquidated for its Fair Market
Value (assuming the vesting of all then unvested outstanding Units, if any) (the
"OCM Purchase Price"). If at the scheduled closing of the sale of the Units to the Company pursuant to this Section 11.1, an OCM Holder fails to consummate the sale, then the right granted to such OCM Holder pursuant to this Section 11.1 shall expire and become null and void. Notwithstanding the foregoing, in lieu of
OCM's right to put its Units, OCM may instead require the Company to purchase all of the outstanding OCM Shares from its holders for the OCM Purchase Price.

         Section 11.2 Holding's Right to Purchase. In the event that an OCM
Holder delivers to the Company the notice specified in the second sentence of
Section 11.1 hereof, Holding shall have the right to cause the Company to delegate to Holding (or its designee) the obligation to purchase such OCM
Holder's Units (or, in the case of OCM, OCM Shares if applicable) (or, in any case, a portion thereof). To exercise such right, Holding must notify the
Company in writing no later than five days after the preparation of the written report specified in subclause (ii) of the third sentence of

                                       40

Section 11.1 hereof that it wishes to purchase such Units, (or, in the case of
OCM, OCM Shares if applicable) (or, in any case, a portion thereof). In the event that Holding timely delivers to the Company the notice specified in the immediately preceding sentence, Holding (or its designee) shall effect such purchase no earlier than 10 and no later than 60 days following the delivery by
Holding of such notice. Nothing in this Section 11.2 shall relieve the Company of its obligations under Section 11.1 hereof.

                                  ARTICLE XII

                         PUT OPTION UPON SALE OF HOLDCO

         Section 12.1 Put Option Upon Sale of Holdco.

         (a) Provided that the Company Offeror has not previously consummated an initial public offering, in the event that Mafco proposes to effect a sale
(whether directly as a sale of equity securities of Holdco or indirectly through a merger, consolidation, reorganization, business combination or comparable transaction involving Holdco) of all or a portion of its equity securities in
Holdco (a "Holdco Offer") to any Third Party, Mafco shall cause the Third
Party's offer to be reduced to writing, which writing shall specify the number of Units which the Third Party would indirectly acquire through the acquisition of equity securities of Holdco (for example, if the Third Party proposed to acquire 50% of the equity securities of Holdco and Holdco held 80 Units, the
Third Party would indirectly acquire 40 Units) (the "Held Units"). Mafco shall send written notice of the Holdco Offer (the "Holdco Put Notice") to the Members
not later than the 20th Business Day prior to the date of the consummation of the sale contemplated by the Holdco Offer. The Holdco Put Notice shall set forth the consideration that would be indirectly paid by the Third Party on a per Held
Unit basis (the "Held Unit Purchase Price") and the other material terms and conditions of the Holdco Offer. Notwithstanding anything to the contrary contained herein, in the event that Mafco or any of its Affiliates sells equity securities of Holdco to a Third Party with the primary purpose of making such
Third Party an Affiliate of Holdco such that subsequent sales to such Third
Party would not be subject to this Section 12.1, then, solely for purposes of this Section 12.1, such sale shall not result in such Third Party becoming an
Affiliate of Holdco.

         (b) At any time within ten Business Days after receipt of the Holdco
Put Notice by a Member (such Member's "Holdco Put Period"), each Member (other than Holdco) shall have the right (the "Holdco Put Option") to cause Holdco to purchase up to the number of Units as is determined in accordance with the provisions of Section 12.1(c) hereof. To exercise such right, a Member must notify Holdco in writing prior to the end of the Holdco Put Period specifying the number of Units such Member wishes Holdco to purchase from it. In the event that a Member delivers to Mafco the notice specified in the immediately preceding sentence within the Holdco Put Period, Mafco shall cause Holdco (or its designee) to effect such purchase concurrently with the consummation of the sale contemplated by the Holdco Offer at the Held Unit Purchase Price. If at the
scheduled closing of the sale contemplated by the Holdco Offer such Member fails to consummate the sale, then the right granted to such Member pursuant to

                                       41

this Section 12.1 with respect to such Holdco Offer shall expire and become null and void. If the Holdco Offer is not consummated, Holdco (or its designee) shall have no obligation to purchase any Member's Units pursuant to this Section 12.1.

         (c) If a Member elects to sell Units to Holdco (or its designee)
pursuant to the Holdco Put Option, such Member shall have the right to sell up to that number of vested and outstanding Units equal to the product of (A) the number of Held Units and (B) such Member's Aggregate Unit Percentage. In determining whether Units are vested for purposes of the calculation in the preceding sentence, the Holdco Offer which is the subject of this Section 12.1 shall be deemed to have been consummated.

         (d) If within ten Business Days after the receipt of the Holdco Put
Notice by a Member, such Member has not provided to Mafco the notice specified in the second sentence of Section 12.1(b) hereof, such Member shall be deemed to have waived any and all rights under this Section 12.1 with respect to the
Holdco Offer which is the subject thereof.

         (e) Each Member exercising its Holdco Put Option pursuant to this
Section 12.1 shall pay its pro rata share (based on the number of Held Units sold) of the expenses incurred by Holdco in connection with the Holdco Offer and shall be obligated to join on a pro rata basis (based on the number of Held
Units sold) in the indemnification or other obligations that Holdco agrees to provide in connection with such Holdco Offer (other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by another Member regarding such
Member's title to and ownership of such Member's Units).

         (f) Notwithstanding the foregoing, in lieu of OCM's right to cause
Holdco to purchase its Units, at OCM's option, OCM may instead require Holdco to purchase OCM Shares from its holders. In the event that OCM exercises this right, the number of OCM Shares to be acquired by Holdco shall bear the same proportion to the aggregate outstanding OCM Shares as the number of Units that would otherwise have been sold by OCM pursuant to subsection (c) bears to the total number of Units held by OCM. The price to be paid by Holdco for such OCM
Shares shall be the same as the price that would have been paid for the corresponding Units pursuant to subsection (b).

         Section 12.2 Certain Agreement. Mafco shall not sell capital securities of any entity that directly or indirectly holds capital securities of
SpectaGuard Holding to any Third Party.

                                       42

                                  ARTICLE XIII

                                   DISSOLUTION

         Section 13.1 Dissolution. The Company shall be dissolved in accordance with Section 13.2 hereof upon the occurrence of any of the following events
(each, an "Event of Termination"):

         (a) a determination by Holding to dissolve the Company; or

         (b) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

         Section 13.2 Liquidation.

         (a) Upon an Event of Termination pursuant to Section 13.1 hereof, the
Board shall wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the Company and the satisfaction of all liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Net Profits and Net Losses during liquidation, as specified in
Section 6.1 and Section 6.2 hereof. Each Member shall be furnished with a statement audited by the Auditors that shall set forth the assets and liabilities of the Company as of the date of dissolution. Each Member shall pay to the Company all amounts then owing by it to the Company.

         (b) Upon dissolution of the Company, Holding may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close the Company's business, dispose of and convey the Company's property, discharge or make reasonable provision for the Company's liabilities, and distribute to the Members in accordance with
Section 13.2(c) hereof any remaining assets of the Company, all without affecting or increasing any liability or obligation of the Members, including any Member participating in the winding up of the Company's affairs, and shall comply with the provisions of Section 18-804(b) of the Delaware Act.

         (c) Proceeds shall be distributed:

                  (i) to creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for distributions to Members and former members under Section 18-601 or Section 18-604 of the
         Delaware Act; and

                  (ii) the balance, if any, to the Members in accordance with
         Section 6.4 hereof.

         Section 13.3 Guaranteed Payment. In the event that the amount distributed to any Member pursuant to Section 13.2(c)(ii) hereof is in excess of such

                                       43

Member's Capital Account balance (after the Company has made all allocations under Section 6.1 and 6.2 hereof for the current Fiscal Year or portion thereof), such excess shall be treated as a guaranteed payment by the Company to such Member for federal income tax purposes and any deduction associated with such guaranteed payment shall be specially allocated among the Members who have
Capital Account balances (after the Company has made all other allocations under
Section 6.1 and 6.2 hereof for the current Fiscal Year or portion thereof) in excess of the amount distributed to them pursuant to Section 13.2(c)(ii) hereof, in proportion to such excess.

         Section 13.4 Certificate of Cancellation. Within ninety (90) days following the dissolution and the commencement of winding up of the Company, or at any time there are no Members, certificates of cancellation shall be filed with the Secretary of State of the State of Delaware under Section 18-203 of the
Delaware Act.

         Section 13.5 Claims of the Members. The Members shall look solely to the Company's assets for the return of their capital contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such capital contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such
Member's Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Company or otherwise.

                                  ARTICLE XIV

                         EXCULPATION AND INDEMNIFICATION

         Section 14.1 Exculpation. Notwithstanding any other provisions of this
Agreement, whether express or implied, or obligation or duty at law or in equity, no Manager or Member, nor any officer, director, stockholder, partner, employee, representative or agent of the Company or any of its Subsidiaries or of any Manager or Member, or of any of their respective Affiliates
(individually, a "Covered Person" and, collectively, the "Covered Persons")
shall be liable to the Company or any other Person for any act or omission
(relating to the Company and the conduct of its business, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted to be taken in good faith by a Covered Person in the reasonable belief that such act or omission was in or not opposed to the best interests of the
Company, provided that such act or omission is not found by a court of competent jurisdiction to constitute fraud, willful misconduct, bad faith or gross negligence.

         Section 14.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative
("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its

                                       44

management of the affairs of the Company or any of its Subsidiaries or which relates to or arises out of the Company or any of its Subsidiaries or any of
their respective properties, businesses or affairs. A Covered Person shall not be entitled to indemnification under this Section 14.2 with respect to any Claim in which such Covered Person is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.
Expenses incurred by a Covered Person in investigating or defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered
Person to repay such amount if it shall be ultimately determined that such
Covered Person is not entitled to be indemnified by the Company as authorized by this Section 14.2.

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

                           If to the Company to:

                              Allied Security Holdings LLC
                              3606 Horizon Drive
                              King of Prussia, Pennsylvania  19405
                              Attention:   Albert J. Berger
                                           Christopher E. Dunne

                           If to Mafco or Holding, to:

                              Mafco Holdings Inc.
                              35 East 62nd Street
                              New York, New York  10021
                              Attention:   Barry F. Schwartz

                                       45

                           With a copy (in the case of the Company, Holding and
                           Mafco) to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                              New York, New York  10036
                              Attention: Franklin M. Gittes, Esq. and
                                         Alan C. Myers, Esq.
                              Telephone: (212) 735-3000
                              Telecopy:  (212) 735-2000

                          If to any Management Member, to the address of such
                          Management Member specified on Exhibit A hereto;

                          If to DGD, HG, BFS or OCM, to the address specified
                          for such person on Exhibit A hereto;

or to such other address as such party may indicate by a written notice delivered to the other parties hereto.

         Section 15.2 Public Announcements; Confidentiality.

         (a) No Member shall disclose or permit the disclosure of any of the terms of this Agreement or of any other confidential, non-public or proprietary information relating to the other Members, the Company, the Company's
Subsidiaries, or the business of the Company or its Subsidiaries (collectively,
"Confidential Information"); provided, however, that such disclosure may be made
(i) to any Person who is a partner, officer, director or employee of such Member or counsel to or accountants of such Member, provided that such Persons are notified of the Members' confidentiality obligations hereunder, (ii) subject to
Section 15.2(b) hereof, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (iii) to any lender (and its partners, officers, directors, employees, counsel and accountants) providing financing to the Member or its Affiliates, or (iv) as may be required under law or the rules of any stock exchange upon which the securities of any Member (or its direct or indirect parent company) are listed.

         (b) In the event that a Member shall receive a request to disclose any
Confidential Information under a subpoena or order, such Member shall (i)
promptly notify the Board thereof, (ii) consult with the Board on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable by the Member, cooperate with the
Board in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed. In the event such Member is compelled to disclose such Confidential
Information, such Member shall use all reasonable efforts to cause disclosure only of such minimal amount of Confidential Information as is required to be so disclosed.

         Section 15.3 Corporate Opportunities. Each Member acknowledges and agrees that Mafco and its Affiliates will have substantial business interests and business

                                       46

opportunities outside of the Company and Mafco and its Affiliates (other than
Holding) may be afforded the opportunity to purchase, invest or otherwise participate in other businesses and business opportunities, entirely for each of their own respective accounts or with other Persons, some or all of which may be deemed similar or related to or compatible or competitive with one or more of the business activities conducted by the Company. Each Member agrees that Mafco and its Affiliates shall be under no duty or obligation to disclose or offer to the Company or any Member any opportunity to purchase, invest or otherwise participate in any other businesses or business opportunities, whether or not similar or related to or compatible or competitive with any of the present or future business activities of the Company, and in no event shall Mafco or its
Affiliates be liable to any Member or its Affiliates by reason of their purchase, investment or other participation in any other such business or business opportunity.

         Section 15.4 Severability; Modification. If any provision(s) of this
Agreement shall for any reason be invalid or unenforceable in any jurisdiction, such provision(s) shall be ineffective in such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Without limiting the generality of the immediately preceding sentence, in the event that a court of competent jurisdiction determines that the provisions of this Agreement would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions will automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and, in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified.

         Section 15.5 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.
Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this
Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

         Section 15.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         Section 15.8 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including, without limitation, the Second Amended and Restated Operating
Agreement of SpectaGuard.

                                       47

         Section 15.9 Governing Law; Submission to Jurisdiction.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (b) Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the
Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the
United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

         (c) EACH OF THE MEMBERS IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN
CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE
ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         Section 15.10 Further Assurances. The Members and the Company shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         Section 15.11 Certain Actions in connection with an Initial Public
Offering. In connection with and in order to facilitate an initial public offering by a Company Offeror, each Member will take all such action as is necessary (including the voting of all equity interests in the Company Offeror owned by such person) in order to effect amendments to the Company Offeror's organizational documents as are customary for a company which is to engage in an initial public offering of its equity securities and which are reasonably requested by the managing underwriters or by the Company or Holding in order to expedite or facilitate the disposition of the equity securities of the Company
Offeror in connection with such offering, provided, however, that no Member shall be required to take any actions not required from the other Members.

         Section 15.12 Amendments and Waivers; Assignment.

         (a) Except as provided below, any provision of this Agreement may be amended or waived, in the case of an amendment, by the Board, or in the case of
a

                                       48

waiver, by the party or parties against whom the waiver is to be effective;
provided, however, that the prior written consent of each Member shall be required to amend:

                  (i) Section 2.8 hereof (Company Property);

                  (ii) Section 2.9 hereof (No State Law Partnership);

                  (iii) Section 3.3 hereof (No Liability of Members);

                  (iv) Section 3.4 hereof (Access to and Confidentiality of
         Information; Records);

                  (v) Section 3.6 hereof (Representations, Warranties, Certain
         Agreements of the Members);

                  (vi) Section 4.3 hereof (OCM Board Observer Right);

                  (vii) Section 5.2 hereof (Capital Contributions);

                  (viii) Section 5.3 hereof (Preemptive Rights);

                  (ix) Section 5.4 hereof (No Withdrawal of Capital
         Contributions);

                  (x) Section 5.5 hereof (No Other Capital Contributions);

                  (xi) Section 5.6 hereof (Maintenance of Capital Accounts);

                  (xii) Article VI hereof (Allocations and Distributions);
         provided, however, that the Board may amend Section 6.4 hereof in connection with the issuance of additional Units or other interests of the Company so long as such amendment does not adversely affect the rights of holders of Series B Units and Series C Units under such
         Section 6.4 hereof;

                  (xiii) Article VII hereof (Registration Rights);

                  (xiv) Section 8.2 hereof (Reporting Requirements);

                  (xv) Article IX hereof (Withdrawal; Transfers);

                  (xvi) Article X hereof (Berger Put Option);

                  (xvii) Article XI hereof (OCM Holder Put Option);

                  (xviii) Article XII hereof (Put Option Upon Sale of Holdco);

                  (xix) Article XIII hereof (Dissolution);

                  (xx) Article XIV hereof (Exculpation and Indemnification);

                                       49

                  (xxi) Section 15.5 hereof (Cumulative Remedies);

                  (xxii) Section 15.6 hereof (Binding Effect);

                  (xxiii) Section 15.9 hereof (Governing Law; Submission to
         Jurisdiction);

                  (xxiv) this Section 15.12; and

                  (xxv) Section 15.15 (Provisions Relating to Mafco).

         (b) Notwithstanding Section 15.12(a) hereof, the prior written consent of Mafco shall be required to amend Article XII hereof and this Section
15.12(b).

         (c) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         (d) Except as expressly provided in this Agreement, neither this
Agreement nor any rights or obligations hereunder may be assigned by the Members and no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         Section 15.13 Power of Attorney. By signing this Agreement, each Member designates and appoints the Board as its true and lawful attorney, in its name, place and stead, to make, execute, sign and file such instruments, documents or certificates which may from time to time be required by the laws of the United
States of America and the State of Delaware and any political subdivision thereof or any other state or political subdivision in which the Company shall do business to carry out the purposes of this Agreement. The Board shall provide to the Members copies of all documents executed pursuant to the power of attorney contained in this Section 15.13.

         Section 15.14 No Third Party Beneficiaries. Notwithstanding anything to the contrary contained in this Agreement, no Person (other than a party hereto)
shall have any rights or remedies under this Agreement.

         Section 15.15 Provisions Relating to Mafco. Mafco shall be a party to this Agreement solely with respect to:

         (a) Article XII hereof (Put Option Upon Sale of Holdco);

         (b) Section 15.1 hereof (Notices);

         (c) Section 15.12(b) hereof (Amendments and Waivers; Assignment); and

                                       50

         (d) Section 15.15 hereof (Provisions Relating to Mafco).

                                       51

                  IN WITNESS WHEREOF, each party which is a natural person has duly executed this Operating Agreement, and each other party has caused this
Operating Agreement to be duly executed on its behalf by their respective authorized officers as of the date first above written.

                                      SPECTAGUARD HOLDING CORPORATION

                                      By: /s/ Todd J. Slotkin
                                          ------------------------------
                                          Name: Todd J. Slotkin
                                          Title: Executive Vice President

                                      MAFCO HOLDINGS INC.
                                      (in accordance with Section 15.15 hereof)

                                      By: /s/ Todd J. Slotkin
                                                --------------------
                                          Name: Todd J. Slotkin
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer

                                        /s/ Donald G. Drapkin
                                      ------------------------------
                                      Name: Donald G. Drapkin

                                       /s/ Howard Gittis
                                      ------------------------------
                                      Name: Howard Gittis

                                       /s/ Barry F. Schwartz
                                      ------------------------------
                                      Name: Barry F. Schwartz

                                     OCM SPECTA HOLDINGS, INC.

                                     By:  /s/ William B. Sacher
                                         --------------------------------
                                         Name: William B. Sacher
                                         Title:    President

                                     By:  /s/ William Casperson
                                         -------------------------------
                                         Name: William Casperson
                                         Title:   Vice President

                                                   /s/ Albert J. Berger
                                                 ------------------------------
                                                 Name: Albert J. Berger

                                                   /s/ Laura J. Cerar
                                                 -------------------------------
                                                 Name: Laura J. Cerar

                                                   /s/ Mark P. Desrosiers
                                                 ------------------------------
                                                 Name: Mark P. Desrosiers

                                                   /s/ Christopher E. Dunne
                                                 ------------------------------
                                                 Name: Christopher E. Dunne

                                                   /s/ Richard L. Finley
                                                 ------------------------------
                                                 Name: Richard L. Finley

                                                   /s/ Bruce A. Gelting
                                                 ------------------------------
                                                 Name: Bruce A. Gelting

                                                   /s/ Ronald Rabena
                                                 ------------------------------
                                                 Name: Ronald Rabena

                                                   /s/ John Redden
                                                 ------------------------------
                                                 Name: John Redden

                                                   /s/ William A. Torzolini
                                                 ------------------------------
                                                 Name: William A. Torzolini

                                                   /s/ William C. Whitmore, Jr.
                                                 ------------------------------
                                                 Name: William C. Whitmore, Jr.

                                                 BLACKSTONE SG MEZZANINE
                                                 CORPORATION

                                                 By: /s/ Edward Taibi
                                                     ---------------------------
                                                     Name: Edward Taibi
                                                     Title: Vice President

                                                                       EXHIBIT A

               MEMBERS, UNITS HELD AND AGGREGATE UNIT PERCENTAGES

                              AS OF AUGUST 2, 2004

                                   Units Held
                                   ----------
                                                                    Class C
                                                                  Units Held
                               Class A         Class B            ----------
             Member           Units Held     Units Held       Vested    Unvested
             ------           ----------     ----------       ------    --------
SpectaGuard Holding
  Corporation                 739,175.04          0             0          0
Blackstone SG Mezzanine
  Corporation                  13,779.14          0             0          0
Albert J. Berger               2,033.35       46,097.17       6,666      13,334
Laura J. Cerar                    0               0           1,500      6,000
Mark P. Desrosiers              104.74         750.58         2,000      8,000
Christopher E. Dunne              0               0             0        7,500
Richard Finley                  87.28          625.48         1,500      6,000
Bruce A. Gelting                21.51          154.16         1,500      6,000
Ronald Rabena                   122.89         880.61         1,500      6,000
John Redden                     97.76          700.59         1,500      6,000
William Torzolini               73.18          524.40         2,000      8,000
William C. Whitmore, Jr.       2,721.74       27,893.99       8,000      32,000
OCM Specta Holdings, Inc.     22,316.82           0             0          0
DGD                           67,970.00           0             0          0
HG                            25,489.00           0             0          0
BFS                           16,993.00           0             0          0
TOTAL                         890,985.45      77,626.98       26,166     98,834

                                             Aggregate Unit
      Member                                   Percentages
      ------                                   -----------
SpectaGuard Holding
  Corporation                                   74.3055%
Blackstone SG Mezzanine
  Corporation                                    1.3851%
Albert J. Berger                                 5.5084%
Laura J. Cerar                                   0.1508%
Mark P. Desrosiers                               0.2870%
Richard Finley                                   0.2224%
Christopher E. Dunne                             0.0000%
Bruce A. Gelting                                 0.1684%
Ronald Rabena                                    0.2517%
John Redden                                      0.2310%
William A. Torzolini                             0.2611%
William C. Whitmore, Jr.                         3.8818%
OCM Specta Holdings, Inc.                        2.2434%
DGD                                              6.8327%
HG                                               2.5623%
BFS                                              1.7082%
TOTAL                                           100.0000%

                                                                       EXHIBIT B

                                  BOOK CAPITAL

         Member                         Amount                       Percentage
         ------                         ------                       ----------
SpectaGuard Holding
  Corporation                      $112,889,851.39                    83.9818%
Blackstone SG Mezzanine
  Corporation                       $1,644,443.44                      1.2233%
DGD                                 $10,035,052.63                     7.4653%
HG                                  $3,763,183.28                      2.7995%
BFS                                 $2,508,836.32                      1.8164%
OCM                                 $2,709,826.01                      2.0159%
Albert J. Berger                     $336,357.88                       0.2502%
William C. Whitmore, Jr.             $432,865.93                       0.3220%
William A. Torzolini                  $14,467.47                       0.0108%
Christopher E. Dunne                  $5,000.00                        0.0037%
Bruce A. Gelting                      $5,772.88                        0.0043%
Mark P. Desrosiers                    $19,269.12                       0.0143%
Ronald Rabena                         $21,197.21                       0.0158%
John Redden                           $17,374.91                       0.0129%
Richard Finley                        $15,780.53                       0.0117%
Laura J. Cerar                        $2,500.00                        0.0019%
TOTAL                              $134,421,779.00                    100.0000%